                                                                    EXHIBIT 10.1



                       FIRST AMENDMENT TO LOAN AGREEMENT


               THIS FIRST AMENDMENT ("Amendment") to the certain Loan Agreement by and between COULTER PHARMACEUTICAL, INC., a Delaware corporation with its principal place of business at 550 California Avenue, Suite 200, Palo Alto, California 94306, USA ("Borrower") and SMITHKLINE BEECHAM CORPORATION, a Pennsylvania corporation with its principal place of business at One Franklin Plaza, Philadelphia, Pennsylvania 19101, USA ("Lender") dated October 23, 1998 ("Loan Agreement") is made on this 28th day of June, 2002 ("Amendment Date"). Except as otherwise defined in this Amendment, capitalized terms used herein shall have the meaning described to them in the Loan Agreement.

               WHEREAS, Section 9 of the Loan Agreement requires the delivery of certain audited and unaudited financial statements by Borrower to Lender;

               WHEREAS, subsequent to the execution of the Loan Agreement, CORIXA CORPORATION, a Delaware corporation with its principal place of business at 1124 Columbia Street, Suite 200, Seattle, Washington ("Corixa") acquired control of Borrower;

               WHEREAS, the parties hereto desire to amend Section 9 of the Loan Agreement to eliminate Borrower's obligation to deliver annual audited financial statements and to instead require Borrower and Corixa to deliver certain quarterly and annual financial statements as provided herein;

               WHEREAS, the parties hereto desire to amend the Loan Agreement to require Corixa to maintain certain financial covenants separate from those applicable to Borrower; and

               WHEREAS, via this Amendment, the parties hereto desire to confirm that the Effective Date, as such term is defined in the Loan Documents, is December 3, 1998.

               NOW THEREFORE, in consideration of the mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

               1. SECTION 2(b). Section 2(b) to the Loan Agreement is hereby deleted and the following shall be substituted therefor:

               (b) PRINCIPAL PAYMENTS. (i) In the event that Borrower's EBITDA for the twelve (12) month period ending September 30, 2001 exceeds U.S. $15,000,000, then on the date that is thirty-six
               (36) months after the Effective Date, Borrower shall make a principal payment of an amount equal to thirty-three percent (33.0%) of then outstanding principal balance of the Loans; (ii) in the event that Borrower's EBITDA for the twelve (12) month period ending September 30, 2002 exceeds U.S. $15,000,000, then on the date that is forty-eight (48) months after the Effective Date, Borrower shall make a principal payment of an amount equal to fifty percent (50.0%) of then outstanding principal balance of the Loans; and (iii) Borrower shall repay the entire outstanding unpaid principal balance of the Loans, together with all accrued unpaid interest thereon, on the Maturity Date. At the Borrower's option under this SECTION 2(b), principal payments, together with all accrued unpaid interest thereon, may be paid in cash or the amount of Corixa's Common Stock ("Shares") equal to the quotient of the amount repaid divided by the Share Price (as



                                       1.

               hereinafter defined). The "Share Price" shall be the closing price of Corixa's Common Stock on the Nasdaq National Market, as reported by the Wall Street Journal, Western Edition (the "Wall Street Journal"), on the last trading day preceding the payment date. In the event the number of Shares so calculated would include a fraction of a Share, the number of Shares shall be decreased to the nearest whole number of Shares and the balance of the amount to be repaid shall be paid in cash. Any Shares delivered pursuant to this SECTION 2(b) shall be issued pursuant to an effective registration statement under the Securities Act of 1933, as amended, and shall be freely tradable.

               2. SECTION 8. Section 8 to the Loan Agreement is hereby deleted and the following shall be substituted therefor:

               8. FINANCIAL COVENANTS. Borrower and Corixa covenant and agree that so long as any Obligations shall be outstanding or any Commitment shall be available, Borrower and Corixa (as applicable) shall maintain all of the following financial covenants; provided, however, that in no event shall a breach of any of the following financial covenants constitute an Event of
               Default:

                      (a) MINIMUM REMAINING MONTHS LIQUIDITY.

                             (i) Until such time as Borrower maintains a Debt
               Service Coverage Ratio of not less than 1.50:1.00 for two (2) consecutive Fiscal Quarters, Borrower shall maintain as at the end of each Fiscal Quarter a Remaining Months Liquidity of not less than six (6) months.

                             (ii) Until such time as Corixa maintains a Debt
               Service Coverage Ratio of not less than 1.50:1.00 for two (2) consecutive Corixa Fiscal Quarters, Corixa shall maintain as at the end of each Corixa Fiscal Quarter a Remaining Months Liquidity of not less than six (6) months.

                      (b) MINIMUM DEBT SERVICE COVERAGE RATIO.

                             (i) Borrower shall maintain as at the end of each
               Fiscal Quarter, a Debt Service Coverage Ratio of not less than 1.50:1.00; provided, however, that Borrower shall be deemed to satisfy this covenant so long as Borrower maintains Remaining Months Liquidity of not less than six (6) months.

                             (ii) Corixa shall maintain as at the end of each
               Corixa Fiscal Quarter, a Debt Service Coverage Ratio of not less than 1.50:1.00; provided, however, that Corixa shall be deemed to satisfy this covenant so long as Corixa maintains Remaining Months Liquidity of not less than six (6) months.

                      (c) MINIMUM CONSOLIDATED TANGIBLE NET WORTH.

                             (i) Borrower shall maintain as at the end of each
               Fiscal Quarter, Consolidated Tangible Net Worth of an amount not less than U.S. $18,000,000.



                                       2.

                             (ii) Corixa shall maintain as at the end of each
               Corixa Fiscal Quarter, Consolidated Tangible Net Worth of an amount not less than U.S. $18,000,000.

                      (d) MAXIMUM CONSOLIDATED LEVERAGE RATIO.

                             (i) Borrower shall maintain as at the end of each
               Fiscal Quarter, a Consolidated Leverage Ratio of not greater than 1.00:1.00.

                             (ii) Corixa shall maintain as at the end of each
               Corixa Fiscal Quarter, a Consolidated Leverage Ratio of not greater than 1.00:1.00.

               In the event that Borrower or Corixa fail to maintain any of the foregoing financial covenants, then no later than three Business Days after the date that Borrower or Corixa becomes aware of any such failure (whichever becomes aware first), Borrower shall deposit into the Cash Collateral Account (as defined below) an amount of cash (the "Cash Collateral") not less than the then-outstanding principal amount of the Loans, grant to Lender a first priority perfected security interest in the Cash Collateral Account, and provide to Lender any documentation required to evidence and perfect such security interest under applicable law. The "Cash Collateral Account" shall be a deposit account of any domestic commercial bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Rating Group is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. is at least P-1 or the equivalent thereof; provided that the Cash Collateral Account shall be "blocked" such that Lender shall have control, as defined under the Uniform Commercial Code of the applicable jurisdiction, of the Cash Collateral Account at any time Borrower or Corixa has failed to maintain a financial covenant set forth in SECTION 8 hereof and until such time as Borrower or Corixa (or both, if both have failed to maintain such financial covenants) has cured such failure to maintain such financial covenants.

               Notwithstanding anything to the contrary herein, so long as Borrower has satisfied any contractual obligation to any Senior Lender to provide cash collateral to secure such Senior Lender's Funded Indebtedness upon the failure of Borrower to maintain financial covenants for the benefit of such Senior Lender (and such Senior Lender has not waived such requirement prior to the date upon which Borrower cures its failure to maintain such financial covenants), then the principal amount of the required Cash Collateral shall be reduced by the value of Product Accounts (as defined in the Security Agreement); provided, that if Senior Lender thereafter waives Borrower's cash collateral requirement to such Senior Lender, no later than three Business Days thereafter Borrower shall deposit into the Cash Collateral Account cash in a principal amount not less than the difference between the then-outstanding principal amount of the Loans and any then-existing Cash Collateral; provided further, on the date upon which Borrower cures its failure to maintain any of the financial covenants set forth in this Section 8, Lender shall release its security interest in all of such Cash Collateral, and shall notify the bank maintaining the Cash Collateral Account that the triggering event has been cured and that Lender rescinds its control of the Cash Collateral Account.



                                       3.

               3. SECTION 9. Section 9 to the Loan Agreement is hereby deleted and the following shall be substituted therefor:

               9. FINANCIAL INFORMATION. Borrower and Corixa covenant and agree that so long as any Obligations shall be outstanding or the Commitment shall be available, Borrower and Corixa shall provide the following financial information to Lender:

                      (a) QUARTERLY FINANCIAL STATEMENTS. As soon as practicable and in any event within forty-five (45) days after and as of the end of:

                             (i) each Fiscal Quarter, except for the fourth
               Fiscal Quarter of each Fiscal Year, internally-prepared consolidated balance sheets, statements of income and cash flow of Borrower as at the end of such period, all in reasonable detail and certified by the chief financial officer of Borrower that they (A) are complete and fairly present the financial condition of Borrower as at the dates indicated and the results of its operations and changes in its cash flow for the periods indicated, (B) disclose all liabilities that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent, and (C) have been prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustment, together with a Compliance Certificate in the form of Exhibit B to this Loan Agreement duly completed and certified by the chief financial officer of Borrower.

                             (ii) each Corixa Fiscal Quarter, except for the
               fourth Corixa Fiscal Quarter of each Corixa Fiscal Year, internally-prepared consolidated balance sheets, statements of income and cash flow of Corixa as at the end of such period, all in reasonable detail and certified by the chief financial officer of Corixa that they (A) are complete and fairly present the financial condition of Corixa as at the dates indicated and the results of its operations and changes in its cash flow for the periods indicated, (B) disclose all liabilities that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent, and (C) have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end adjustment, together with a Compliance Certificate in the form of Exhibit E to this Loan Agreement duly completed and certified by the chief financial officer of Corixa.

                      (b) ANNUAL AUDITED FINANCIAL STATEMENTS. As soon as
               practicable and in any event within ninety (90) days after the end of each Corixa Fiscal Year, consolidated balance sheets, statements of income and cash flow of Corixa as at the end of such Corixa Fiscal Year, all in reasonable detail and accompanied by a report thereon of independent public accountants of recognized national standing selected by Corixa and reasonably satisfactory to Lender, which report shall be unqualified and shall not contain an adverse opinion, or a disclaimer of opinion, shall not express doubts about the ability of Corixa to continue as a going concern, or be qualified or limited because of a restricted or limited examination by such accountant of any material portion of Corixa's records and shall state that such consolidated financial statements present fairly the financial position of Corixa as at the dates indicated and the results of operations and changes in financial position for the periods indicated in conformity



                                       4.

               with GAAP applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by which such auditors in connection with such consolidated and consolidating financial statements has been made in accordance with generally accepted auditing standards, together with a Compliance Certificate in the form of Exhibit E to this Loan Agreement duly completed and certified by the chief financial officer of Corixa. The deliveries by Corixa pursuant to this
               Section 9(b) shall be accompanied by a supplemental financial statement schedule ("Coulter Annual Supplement") (A) containing unaudited balance sheets, statements of income and cash flow of Borrower as at the end of such Fiscal Year, (B) reviewed by such auditors, and (C) shall contain a statement by such auditors that the Coulter Annual Supplement presents fairly the financial position of Borrower as at the dates indicated and the results of operations and changes in financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by which such auditors in connection with the Coulter Annual Supplement has been made in accordance with generally accepted accounting standards.

                      (c) CORIXA 10-Q. As soon as practicable and in any event
               within forty-five (45) days after and as of the end of each Corixa Fiscal Quarter, except for the fourth Corixa Fiscal Quarter of each Corixa Fiscal Year, a copy of the Form 10-Q, as required by the Securities Exchange Act of 1934, as amended, filed by Corixa with the United States Securities and Exchange Commission for such Corixa Fiscal Quarter.

               4. ADDITIONAL EXHIBIT A DEFINITIONS. The following definitions are appended to Exhibit A to the Loan Agreement:

               "CORIXA" means Corixa Corporation, a Delaware corporation with its principal place of business at 1124 Columbia Street, Suite 200, Seattle, Washington.

               "CORIXA FISCAL QUARTER" means each fiscal quarter of Corixa ending on March 31, June 30, September 30 and December 31.

               "CORIXA FISCAL YEAR" means each fiscal year of Corixa ending on December 31.

               5. AMENDED EXHIBIT A DEFINITIONS. The following definitions in Exhibit A to the Loan Agreement are deleted and replaced with the following:

               "LIQUIDITY" means the value of Borrower's cash, cash equivalents and short--term investments (less restricted cash), plus one hundred percent (100.0%) of net trade receivables payable to Borrower by Lender, plus fifty percent (50.0%) of net trade receivables payable to Borrower by Persons other than Lender. For purposes of Sections 8(a)(ii) and 8(b)(ii), "Liquidity" shall mean the definition in the preceding sentence, but with all references to Borrower replaced by references to Corixa.

               "CONSOLIDATED TANGIBLE NET WORTH" means on a consolidated basis, as at any date of determination, the difference between Consolidated Tangible Assets and Consolidated Total Liabilities. For purposes of



                                       5.

               Sections 8(c)(ii) and 8(d)(ii), "Consolidated Tangible Net Worth" shall mean the definition in the preceding sentence, but with all references to Borrower in the definitions of Consolidated Total Assets, Consolidated Tangible Assets and Consolidated Total Liabilities replaced by references to Corixa.

               "CONSOLIDATED TOTAL LIABILITIES" means on a consolidated basis, as at any date of determination, all liabilities of Borrower, determined and computed in accordance with GAAP. For purposes of
               Section 8(d)(ii), "Consolidated Total Liabilities" shall mean the definition in the preceding sentence, with all references to Borrower replaced by references to Corixa.

               "REMAINING MONTHS LIQUIDITY" means that ratio of (a) Liquidity to
               (b) the average monthly change in net cash from Borrower's (or Corixa's, as appropriate) operations during the prior three (3) month period; provided, however, that the impact of any manufacturing or annual campaigns shall be annualized for purposes hereof.

               6. EXHIBIT E. Attachment 1 hereto is appended to the Loan Agreement as Exhibit E to the Loan Agreement.

               7. CONFIRMATION OF EFFECTIVE DATE. The parties hereto confirm and acknowledge that the Effective Date is December 3, 1998.

               8. MISCELLANEOUS. All the terms, provisions and conditions of the Loan Documents not amended by this Amendment shall be and remain the same and in full force and effect.

               IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the Amendment Date.

COULTER PHARMACEUTICAL, INC.                 SMITHKLINE BEECHAM CORPORATION


By:  /s/ Greg Cox                            By:  Donald F. Parman
   --------------------------------             --------------------------------

Printed Name:  Greg Cox                      Printed Name:  /s/ Donald F. Parman
             ----------------------                       ----------------------

Title: Treasurer                             Title:  Vice President & Secretary

CORIXA CORPORATION


By: /s/ Greg Cox
   --------------------------------

Printed Name:  Greg Cox
             ----------------------

Title:  Treasurer



                                       6.

                            Attachment 1 to Amendment


                             COMPLIANCE CERTIFICATE


           CORIXA CORPORATION (the "Company") hereby certifies that:

           This Compliance Certificate is furnished pursuant to SECTION 9 of the Loan Agreement dated as of October 23, 1998 as amended on June 28, 2002 (the "Loan Agreement") by and among Coulter Pharmaceuticals, Inc. and SmithKline Beecham Corporation ("Lender"). Unless otherwise defined herein, the terms used in this Certificate have the meanings given them in the Loan Agreement.

           As required by SECTIONS 9(a) and 9(b), as applicable, of the Loan Agreement, consolidated financial statements of the Company for the [year/quarter] ended _______________ (the "Financial Statements") prepared in accordance with generally accepted accounting principles consistently applied accompany this Compliance Certificate. The Financial Statements present fairly the consolidated financial position of the Company as at the date thereof and the consolidated results of operations of the Company for the period covered thereby (subject only to normal recurring year-end adjustments).

           The figures set forth in SCHEDULE 1 attached hereto to be submitted quarterly for determining compliance by the Company with the financial covenants and certain other covenants contained in SECTION 8 of the Loan Agreement are true and complete as of the date first written above.

           The activities of the Company during the period covered by the Financial Statements have been reviewed by the chief financial officer or by employees or agents under his/her immediate supervision. Based on such review, to the best knowledge and belief of the chief financial officer, and as of the date of this Compliance Certificate, no Event of Default has occurred.

           WITNESS my hand this _____ day of _______________, ____.

                                             CORIXA CORPORATION


                                             By:
                                                --------------------------------

                                             Printed Name:
                                                          ----------------------

                                             Title: Chief Financial Officer



                                       7.

                             SCHEDULE 1 TO EXHIBIT E

                               FINANCIAL COVENANTS


A.      MINIMUM REMAINING MONTHS LIQUIDITY (SECTION 8.A.)

        REQUIRED: Until such time as Corixa maintains a Debt Service Coverage
                  Ratio of not less than 1.50:1.00 for two (2) consecutive Corixa Fiscal Quarters, Corixa shall maintain Remaining Months Liquidity of six (6) months.

ACTUAL:

(1)     Cash                                               $___________

(2)     Cash equivalents and short-term investments        $___________
        (less restricted cash)

(3)     100% of net trade receivables payable by Lender    $___________

(4)     50% of net trade receivables payable by Persons    $___________
        other then Lender

(5)     Sum of Lines (1) - (4)                                                   $___________

(6)     Average monthly change in net cash from Corixa's   $___________
        operations during preceding three months

(7)     Line (5) divided by Line (6)                                              _________ MONTHS

                                                                                  In Compliance    Yes ?   No ?

B.      MINIMUM DEBT SERVICE COVERAGE RATIO (SECTION 8.B.)

        REQUIRED: Corixa shall maintain a Debt Service Coverage Ratio of not less than 1.50:1.00.

ACTUAL:

(1)     Net Profit                                         $___________

(2)     Depreciation                                       $___________



                                       8.

(3)     Amortization and other non-cash charges            $___________

(4)     Sum of Lines (1) - (3)                                                   $___________

(5)     Current portion of long-term debt                  $___________

(6)     Line (4) divided by Line (5)                                             $___________

                                                                                In Compliance     Yes ?   No ?

C.      MINIMUM CONSOLIDATED TANGIBLE NET WORTH (SECTION 8.C.)

        REQUIRED: Corixa on a consolidated basis shall not permit the Consolidated Tangible Net Worth to be an amount less than $18,000,000.

ACTUAL:

(1)     Consolidated Total Assets                          $___________

(2)     Intangible assets                                  $___________

(3)     Consolidated Total Liabilities                     $___________

(4)     Total:  Line (1) minus Line (2) minus Line (3)                           $___________

                                                                                 In Compliance    Yes ?   No ?

D.      CONSOLIDATED LEVERAGE RATIO (SECTION 8.D.)

        REQUIRED: Corixa on a consolidated basis shall not permit the Consolidated Leverage Ratio to be greater than 1.00:1.00.

ACTUAL:

(1)     Consolidated Total Liabilities                     $___________

(2)     Consolidated Tangible Assets                       $___________

(3)     Consolidated Liabilities                           $___________

(4)     Line (2) minus Line (3)                                                  $___________



                                       9.

(5)     Line (1) divided by Line (4)                                             $      :1.00
                                                                                 ============

                                                                                In Compliance     Yes ?   No ?

        WITNESS my hand on this Compliance Certificate on this _____ day of _______________, ____.

                                             CORIXA CORPORATION


                                             By:
                                                --------------------------------

                                             Printed Name:
                                                          ----------------------

                                             Title:  Chief Financial Officer



                                      10.